Exhibit 25.1

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM T-1

STATEMENT OF ELIGIBILITY

UNDER THE TRUST INDENTURE ACT OF 1939

OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE

☐	CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A TRUSTEE PURSUANT TO SECTION 305(b)(2)

U.S. BANK NATIONAL ASSOCIATION

(Exact name of trustee as specified in its charter)

31-0841368

(I.R.S. Employer Identification No.)

800 Nicollet Mall, Minneapolis, Minnesota	55402
(Address of principal executive offices)	(Zip Code)

Katherine Esber

U.S. Bank National Association

10 West Broad Street

Columbus, OH 43215

(614) 232-8019

(Name, address and telephone number of agent for service)

The Scotts-Miracle Gro Company*

(Exact name of obligor as specified in its charter)

Ohio	31-1414921
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

14111 Scottslawn Road, Marysville, Ohio	43041
(Address of principal executive offices)	(Zip Code)

6.000% Senior Notes due 2023

Guarantees of 6.000% Senior Notes due 2023

(Title of the indenture securities)

*	See Table of Additional Obligors on following page

TABLE OF ADDITIONAL OBLIGORS

The following direct and indirect wholly-owned subsidiaries of The Scotts Miracle-Gro Company are guarantors of The Scotts Miracle-Gro Company’s obligations under the 6.000% Senior Notes due 2023 and are co-obligors.

Exact name of co-registrant as specified in its charter*	State or other jurisdiction of incorporation or organization	I.R.S. Employer Identification Number
GenSource, Inc.(1)	Ohio	47-3691890
Gutwein & Co., Inc.(1)	Indiana	35-0864689
Hawthorne Hydroponics LLC(1)	Delaware	46-5720038
HGCI, Inc.(1)	Nevada	47-3426969
Hyponex Corporation(1)	Delaware	31-1254519
Miracle-Gro Lawn Products, Inc.(1)	New York	11-3186421
OMS Investments, Inc.(2)	Delaware	51-0357374
Rod McLellan Company(1)	California	94-1439564
Sanford Scientific, Inc.(1)	New York	16-1279959
Scotts Manufacturing Company(1)	Delaware	42-1508875
Scotts Products Co.(1)	Ohio	31-1269080
Scotts Professional Products Co.(1)	Ohio	31-1269066
Scotts-Sierra Investments LLC(3)	Delaware	51-0371209
Scotts Temecula Operations, LLC(1)	Delaware	33-0978312
SLS Holdings, Inc.(1)	Delaware	81-2077880
SMG Growing Media, Inc.(1)	Ohio	20-3544126
SMGM LLC(1)	Ohio	31-1414921
Swiss Farms Products, Inc.(4)	Delaware	88-0407223
The Hawthorne Gardening Company(1)	Delaware	46-5720038
The Scotts Company LLC(1)	Ohio	31-1414921

(1)	The address, including zip code, of the principal executive offices for this additional obligor is c/o The Scotts Miracle-Gro Company, 14111 Scottslawn Road, Marysville, Ohio 43041.
(2)	The address, including zip code, of the principal executive offices for this additional obligor is 1105 North Market Street, Wilmington, Delaware 19899.
(3)	The address, including zip code, of the principal executive offices for this additional obligor is 10250 Constellation Blvd., Suite 2800, Los Angeles, California 90067.
(4)	The address, including zip code, of the principal executive offices for this additional obligor is 3993 Howard Hughes Parkway, Suite 250, Las Vegas, Nevada 89169.

FORM T-1

Item 1.	GENERAL INFORMATION. Furnish the following information as to the trustee:

a)	Name and address of each examining or supervising authority to which it is subject.

Comptroller of the Currency

Washington, D.C. 20219

b)	Whether it is authorized to exercise corporate trust powers.

Yes

Item 2.	AFFILIATIONS WITH OBLIGOR. If the obligor is an affiliate of the trustee, describe each such affiliation.

None

Items 3-15.	Items 3-15 are not applicable because, to the best of the trustee’s knowledge, the obligor is not in default under any indenture for which the trustee acts as trustee.

Item 16.	LIST OF EXHIBITS: List below all exhibits filed as a part of this statement of eligibility and qualification.

Exhibit Number	Description

1	A copy of the Articles of Association of the Trustee *

2	A copy of the certificate of authority of the Trustee to commence business, attached as Exhibit 2.

3	A copy of the certificate of authority of the Trustee to exercise corporate trust powers, attached as Exhibit 3.

4	A copy of the existing bylaws of the Trustee **

5	A copy of each Indenture referred to in Item 4. Not applicable.

6	The consent of the Trustee required by Section 321(b) of the Trust Indenture Act of 1939, attached as Exhibit 6.

7	Report of Condition of the Trustee as of September 30, 2016 published pursuant to law or the requirements of its supervising or examining authority, attached as Exhibit 7.

*	Incorporated by reference to Exhibit 25.1 to Amendment No. 2 to registration statement on S-4, Registration Number 333-128217, filed on November 15, 2005.
**	Incorporated by reference to Exhibit 25.1 to registration statement on form S-3ASR, Registration Number 333-199863 filed on November 5, 2014.

SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the Trustee, U.S. BANK NATIONAL ASSOCIATION, a national banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility and qualification to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Columbus, State of Ohio on the 28th day of December, 2016.

U.S. BANK NATIONAL ASSOCIATION

By:	/s/ Katherine Esber
Katherine Esber
Vice President

Exhibit 2

Office of the Comptroller of the Currency
Washington, DC 20219

CERTIFICATE OF CORPORATE EXISTENCE

I, Thomas J. Curry, Comptroller of the Currency, do hereby certify that:

1. The Comptroller of the Currency, pursuant to Revised Statutes 324, et seq, as amended, and 12 USC 1, et seq, as amended, has possession, custody, and control of all records pertaining to the chartering, regulation, and supervision of all national banking associations.

2. “U.S. Bank National Association,” Cincinnati, Ohio (Charter No. 24), is a national banking association formed under the laws of the United States and is authorized thereunder to transact the business of banking on the date of this certificate.

IN TESTIMONY WHEREOF, today, July 3, 2015, I have hereunto subscribed my name and caused my seal of office to be affixed to these presents at the U.S. Department of the Treasury, in the City of Washington, District of Columbia.
/s/ Thomas J. Curry
Comptroller of the Currency

Exhibit 3

Office of the Comptroller of the Currency
Washington, DC 20219

CERTIFICATION OF FIDUCIARY POWERS

I, Thomas J. Curry, Comptroller of the Currency, do hereby certify that:

1. The Office of the Comptroller of the Currency, pursuant to Revised Statutes 324, et seq, as amended, and 12 USC 1, et seq, as amended, has possession, custody, and control of all records pertaining to the chartering, regulation, and supervision of all national banking associations.

2. “U.S. Bank National Association,” Cincinnati, Ohio (Charter No. 24), was granted, under the hand and seal of the Comptroller, the right to act in all fiduciary capacities authorized under the provisions of the Act of Congress approved September 28, 1962, 76 Stat. 668, 12 USC 92a, and that the authority so granted remains in full force and effect on the date of this certificate.

IN TESTIMONY WHEREOF, today, July 3, 2015, I have hereunto subscribed my name and caused my seal of office to be affixed to these presents at the U.S. Department of the Treasury, in the City of Washington, District of Columbia.
/s/ Thomas J. Curry
Comptroller of the Currency

Exhibit 6

CONSENT

In accordance with Section 321(b) of the Trust Indenture Act of 1939, the undersigned, U.S. BANK NATIONAL ASSOCIATION, hereby consents that reports of examination of the undersigned by Federal, State, Territorial or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.

Dated: December 28, 2016

U.S. BANK NATIONAL ASSOCIATION

By:	/s/ Katherine Esber
Katherine Esber
Vice President

Exhibit 7

U.S. Bank National Association

Statement of Financial Condition

As of 9/30/2016

($000’s)

9/30/2016
Assets
Cash and Balances Due From Depository Institutions	$23,641,632
Securities	109,767,226
Federal Funds	38,946
Loans & Lease Financing Receivables	272,221,647
Fixed Assets	5,761,293
Intangible Assets	12,599,811
Other Assets	24,370,650

Total Assets	$448,401,205
Liabilities
Deposits	$345,417,164
Fed Funds	1,412,924
Treasury Demand Notes	0
Trading Liabilities	1,823,679
Other Borrowed Money	36,430,473
Acceptances	0
Subordinated Notes and Debentures	3,800,000
Other Liabilities	13,542,899

Total Liabilities	$402,427,139
Equity
Common and Preferred Stock	18,200
Surplus	14,266,915
Undivided Profits	30,877,711
Minority Interest in Subsidiaries	811,240

Total Equity Capital	$45,974,066
Total Liabilities and Equity Capital	$448,401,205

To the best of the undersigned’s determination, as of the date hereof, the above financial information is true and correct.

U.S. BANK NATIONAL ASSOCIATION

By:	/s/ Katherine Esber
Katherine Esber
Vice President

Date: December 28, 2016